                                                                 Exhibit (n)(ii)

                                SCHEDULE A TO THE
                   AMENDED AND RESTATED MULTIPLE CLASS PLAN OF
                       THE CHARLES SCHWAB FAMILY OF FUNDS

Name of Fund and Class                                    Annual Shareholder Service Fee           Annual Transfer Agency Fee (as
                                                          (as a percentage of average daily net    a percentage of average daily net
                                                          assets of the Fund)                      assets of the Fund)
                                                          -------------------                      -------------------
Schwab Municipal Money Fund -- Sweep Shares                                    0.20%                                 0.15%

Schwab Municipal Money Fund -- Institutional Shares                            0.17%                                 0.05%

Schwab Municipal Money Fund -- Select Shares                                   0.17%                                 0.05%

Schwab Municipal Money Fund -- Value Advantage Shares                          0.17%                                 0.05%

Schwab California Municipal Money Fund -- Sweep Shares                         0.20%                                 0.15%

Schwab California Municipal Money Fund -- Value                                0.17%                                 0.05%
Advantage Shares

Schwab New York Municipal Money Fund -- Sweep Shares                           0.20%                                 0.15%

Schwab New York Municipal Money Fund -- Value                                  0.17%                                 0.05%
Advantage Shares

Schwab Value Advantage Money Fund -- Investor Shares                           0.20%                                 0.05%

Schwab Value Advantage Money Fund -- Institutional                             0.03%                                 0.01%
Shares

Schwab Value Advantage Money Fund -- Select Shares                             0.10%                                 0.05%

Schwab Value Advantage Money Fund -- Institutional                             0.01%                                 0.01%
Prime Shares

Schwab Advisor Cash Reserves -- Sweep Shares                                   0.20%                                 0.20%

Schwab Advisor Cash Reserves -- Premier Sweep Shares                           0.20%                                 0.20%

Schwab AMT Tax-Free Money Fund -- Sweep Shares                                 0.20%                                 0.15%

Name of Fund and Class                                    Annual Shareholder Service Fee           Annual Transfer Agency Fee (as
                                                          (as a percentage of average daily net    a percentage of average daily net
                                                          assets of the Fund)                      assets of the Fund)
                                                          -------------------                      -------------------
Schwab AMT Tax-Free Money Fund -- Value Advantage                              0.17%                                 0.05%
Shares

Schwab California AMT Tax-Free Money Fund -- Value                             0.17%                                 0.05%
Advantage Shares

                              THE CHARLES SCHWAB FAMILY OF FUNDS

                              Signature:  /s/ Randall W. Merk
                                          -------------------
                              Name:       Randall W. Merk
                              Title:      President and Chief Executive Officer

                              Dated as of 10-01-2007
                                          -----------------------------------

                                       Page 2 of 2